UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 27, 2024

LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

Michigan	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

One La-Z-Boy Drive,	Monroe,	Michigan	48162-5138
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code (734) 242-1444

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LZB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

La-Z-Boy Incorporated 2024 Omnibus Incentive Plan

At the 2024 Annual Meeting of Shareholders of La-Z-Boy Incorporated (the “Company”) held on August 27, 2024 (the “Annual Meeting”), the Company’s shareholders approved the La-Z-Boy Incorporated 2024 Omnibus Incentive Plan (the “2024 Plan”), which previously had been approved by the Company’s Board of Directors (the “Board”) subject to shareholder approval. The 2024 Plan replaces the La-Z-Boy Incorporated 2022 Omnibus Incentive Plan (the “Prior Plan”) and is largely based on the Prior Plan, but with updates to the available shares and other administrative changes. The following paragraphs provide a summary of certain terms of the 2024 Plan.

Consistent with the Prior Plan, the 2024 Plan is intended to enhance the Company’s and its subsidiaries’ ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its subsidiaries and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

Under the 2024 Plan, the Company may grant the following awards: (1) stock options in the form of incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) restricted stock and restricted stock units; (4) unrestricted stock awards; (5) performance awards; (6) related dividend equivalent rights; and (7) Management Incentive Plan awards granted in the form of short-term cash awards. Subject to the terms and conditions of the 2024 Plan, the number of shares of Company common stock authorized for grants under the 2024 Plan is 3,090,000 shares, reduced by the number of shares subject to awards granted under the Prior Plan after April 27, 2024 and prior to the Annual Meeting. The 2024 Plan’s share limit will be reduced by the aggregate number of shares of Company common stock which become subject to outstanding awards under the 2024 Plan.

The foregoing description of the 2024 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2024 Plan, which is included as Appendix A to the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on July 17, 2024 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 27, 2024, the Company held its 2024 Annual Meeting of Shareholders. Of the 42,057,328 shares of the Company’s common stock, $1.00 par value, eligible to vote at the Annual Meeting, 39,182,584 shares were present in person or represented by proxy. Set forth below are the final voting results for the proposals voted on at the Annual Meeting.

Proposal 1: Election of Directors. Each of the ten director nominees shown below was elected to serve an annual term until the 2025 annual meeting of shareholders. Each director will hold office until their successor has been elected and qualified or until the director’s earlier resignation or removal. The voting results were as follows:

Director Nominee	Shares Voted For	Shares Voted Withheld	Broker Non-Votes
Erika L. Alexander	36,810,973	176,715	2,194,896
Sarah M. Gallagher	36,581,050	406,638	2,194,896
James P. Hackett	36,440,845	546,843	2,194,896
Raza S. Haider	36,841,824	145,864	2,194,896
Janet E. Kerr	36,330,058	657,630	2,194,896
Mark S. LaVigne	36,864,314	123,374	2,194,896
Michael T. Lawton	36,190,540	797,148	2,194,896
Rebecca L. O’Grady	36,515,663	472,025	2,194,896
Lauren B. Peters	36,829,581	158,107	2,194,896
Melinda D. Whittington	36,847,546	140,142	2,194,896

Proposal 2: Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025. The selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025 was ratified by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
38,240,973	915,953	25,658

Proposal 3: Approve, through a non-binding advisory vote, the compensation of the Company’s named executive officers. An advisory resolution approving the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement, was approved as follows:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
35,751,445	1,185,114	51,129	2,194,896

Proposal 4: Approve the La-Z-Boy Incorporated 2024 Omnibus Incentive Plan. The La-Z-Boy Incorporated 2024 Omnibus Incentive Plan was approved as follows:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
34,632,557	2,307,990	47,141	2,194,896

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are furnished as part of this report:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA-Z-BOY INCORPORATED
(Registrant)

Date: August 28, 2024

BY: /s/ Raphael Z. Richmond
Raphael Z. Richmond Vice President, General Counsel and Chief Compliance Officer